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                                                                    EX-10.3
                          THE STANDARD REGISTER COMPANY
                          NON-QUALIFIED RETIREMENT PLAN
                            EFFECTIVE JANUARY 1, 1987

                                  INTRODUCTION

Effective January 1, 1987, the Standard Register Company (hereinafter referred to as the "Employer"), hereby adopts the Standard Register Company Non-qualified Retirement Plan (hereinafter referred to as the "Plan") as set forth herein.

The Plan is completely separate from The Stanreco Retirement Plan (hereinafter referred to as the "Qualified Plan") and is not qualified for special tax treatment under the Internal Revenue Code.

The purpose of this Plan is to restore retirement benefit payments to those eligible employees who retire under the Qualified Plan and whose retirement benefits under said Qualified Plan will be reduced by the limitations imposed by the Internal Revenue Code of 1986.

The Employer, by action of its Board of Directors, reserves the right at any time and from time to time, to terminate, modify or amend, in whole or in part, any or all provisions of the Plan, including specifically the right to make any such amendments effective retroactively. No amendment or termination of the Plan shall reduce a Participant's benefit under this Plan earned prior to the date of amendment or termination.

Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

                                   ARTICLE I
                                  DEFINITIONS
Stanreco

  2.4         1.01    Board of Directors means the Board of Directors of the
                      Employer.

  2.5         1.02    Code means the Internal Revenue Code of 1986, as amended.

  2.6         1.03    Committee means the retirement committee appointed by the
                      Board of Directors to supervise and direct the general administration of the Plan.

              1.04    Effective Date means January 1, 1987.

 2.10         1.05    Employer means The Standard Register Company, an Ohio
                      corporation.

 2.11         1.06    ERISA means the Employee Retirement Income Security Act of
                      1974, as amended from time to time.

              1.08 Excess Benefit means the benefit provided for under this plan to Participants in the Plan.

              1.08 Participant means any employee who becomes a participant as provided in Section 2.01 of this Plan.

              1.09 Qualified Plan means The Stanreco Retirement Plan, as it may hereafter be amended.


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                                   ARTICLE II
                       PARTICIPATION AND EXCESS BENEFITS



2.01     Eligibility

         Each employee of the Employer who is a Participant in the Qualified Plan, whose benefits thereunder are limited by the Code shall be a Participant in this Plan. Upon termination of employment, death or retirement on or after the Effective Date, Participants will be eligible for benefits in accordance with Section 2.02 of this Plan.

         Each Participant shall make the required contributions to the Qualified Plan and this Plan. To the extent that the Participant's contributions to the Qualified Plan are restricted by the limitations imposed by the Code and/or ERISA, such excess contributions which may not be made to the Qualified Plan shall be made to this plan and shall be used to provide benefits under this plan. In the event a Participant who retires, dies or terminates employment is ineligible for benefits under this Plan, his contributions to this Plan shall be refunded to him, with interest, in accordance with the terms of the Qualified Plan.

2.02     Excess Benefits

         Upon a Participant's retirement, death or termination of employment with the Employer on or after the Effective Date, any benefit which otherwise would have been provided to him under the Qualified Plan, but which may not be provided to him because of the limitations imposed by the Code and/or ERISA, shall be calculated and, if appropriate, commuted to its actuarially equivalent monthly benefit or ump sum value using the actuarial assumptions stated in the Qualified Plan. Such Excess Benefit shall be the full amount of any benefit produced for the Participant by the Qualified Plan's formula, less the maximum amount of said benefit that can be provided under the Qualified Plan in accordance with the limitations imposed by the Code and/or ERISA.

2.03     Payment of Benefits

         A Participant's Excess Benefit shall be payable to the Participant or the Participant's beneficiary at the same time and under the same terms and conditions as would have applied if such benefit were payable under the Qualified Plan.

         All elections made, beneficiaries designated and payment options selected under the Qualified Plan by the Participant, his spouse or his beneficiary shall be deemed to have been so made, designated or selected for purposes of this Section 2.03.

2.04     Benefits Provided by Employer

         Benefits payable under this Plan to a Participant or his spouse or other beneficiary shall be paid directly by the Employer. The Employee shall not be required to sequester any assets to be applied for the payment of benefits under this Plan.




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                                  ARTICLE III
                                    GENERAL

Stanreco

  13.1        3.01    Appointment of Committee

                      The Plan shall be administered by a Retirement Committee (the "Committee") which will be appointed by and will serve at the pleasure of the Board of Directors.

  12          3.02    Non-Alienation of Benefits

                      The Plan shall not, in any manner, be liable for or subject to the debts or liabilities of any person entitled to benefits hereunder. No benefits at any time payable under the Plan shall be subject to any manner of alienation, sale, transfer, assignment, pledge or encumbrance of any kind. If any person entitled to benefits under the Plan attempts to or does alienate, sell, transfer, assign, pledge or otherwise encumber such benefit, or any part thereof, or if, by reason of bankruptcy or other event happening at any time, such benefits would be received by anyone else or would not be enjoyed by him, his interest in such benefits shall thereupon terminate and the Committee may hold or apply his interest to or for the benefit of such person, his spouse, children or other dependents, or any of them as the Committee may determine.

                      If the terms of this Section are contrary to the law governing in a particular circumstance, any such payment shall be so exempt to the maximum extent permitted by such law.

 11.3         3.03    Facility of Payment

                      If the Committee shall determine that any payee under the Plan to whom retirement income is payable is unable to care for his affairs because of illness, accident, or other incapacity, any payment due (unless prior claim theretofore shall have been made by a duly qualified guardian, conservator, or other legal representative) may be paid to his spouse, parent, brother, or sister, son or daughter, or any other person as the Committee may determine. Any such payment shall be a payment for the account of such payee and shall, to the extent hereof, be a complete discharge of any liability under the Plan to such payee.

              3.04    Gender and Number

                      Where the context permits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

 16.4         3.05    Law Governing

                      The Plan shall be construed, regulated and administered under the laws of the State of Ohio to the extent not preempted by the laws of the United States of America.




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 16.1         3.06    No Enlargement of Employee Rights

                      This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, any inducement to, or a condition of, the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any employee at any time. No Employee, prior to his retirement under conditions of eligibility for Excess Benefits or prior to his satisfying any other requirements as provided for in the Qualified Plan, shall have any right to or interest in the Plan, other than as herein specifically provided. No person shall have any right to Excess Benefits except to the extent provided herein.

 16.5         3.07    Severability

                      If any provisions(s) of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been included herein.

              3.08    Reference to Qualified Plan

                      To the extent not specifically addressed in this Plan, the Plan Administrator may rely on the provisions of the Qualified Plan and procedures and policies thereunder in making any determinations under the Plan.


                                   ARTICLE IV
                           AMENDMENT AND TERMINATION

Stanreco

 19.1         4.01    Right to Amend or Terminate

                      The Employer reserves the right by action of its Board of Directors, to alter, amend, modify, revoke or terminate the Plan at any time.

                      Notwithstanding the above, no amendment or termination of the Plan shall reduce a Participant's benefit under this Plan earned prior to the date of amendment or termination.

                                   ARTICLE V
                              EVIDENCE OF ADOPTION

     IN WITNESS WHEREOF, the Employer has caused the Plan to be executed by its President and its corporate seal to be affixed by the Secretary, both duly authorized, effective the 1st day of January, 1987, but executed this 15th day of December, 1988.

       ATTEST:  (Seal)                         THE STANDARD REGISTER COMPANY


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Secretary O. F. Stock                          President J. K. Darragh


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